UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2021

DAKOTA TERRITORY RESOURCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50191	80-0942566
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

141 Glendale Drive
 Lead, South Dakota, United States 57754
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (605) 717-2450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 14, 2021, Dakota Territory Resource Corp. ("Dakota Territory" or the "Company") entered into a binding definitive option agreement (the "Definitive Agreement") to acquire LAC Minerals (USA) LLC ("LAC") and Homestake Mining Company of California's ("HMCC" or "Homestake") Richmond Hill Property in the Homestake District, South Dakota (the "Richmond Hill Property"). The Definitive Agreement aligns with Dakota Territory's strategic objective to be the premier South Dakota exploration company with the largest land and mineral tenure holdings in the historic Homestake District. HMCC and LAC are wholly-owned subsidiaries of Barrick Gold Corporation ("Barrick").

Under the terms of the Definitive Agreement, Dakota Territory has a three-year option to acquire 2,126 acres of surface and mineral rights with attendant facilities held by HMCC and LAC (the "Option"). In consideration for the Option, Dakota Territory has made a cash payment of US$100,000 and issued 400,000 shares of common stock of the Company ("Shares") to Barrick and will make annual Option payments of US$100,000 during the Option period. Dakota Territory may exercise the Option on or before September 7, 2024, by assuming all of the liabilities and bonds currently held by LAC and HMCC for the Richmond Hill Property. In addition, on exercise of the Option, Dakota Territory will issue Barrick 400,000 Shares and grant a 1.0% NSR to Barrick with respect to any gold that may be recovered from the Richmond Hill Property. Upon exercise of the Option, Barrick may own up to 5.55 million shares, representing a potential 7.48% interest in Dakota Territory based on Shares outstanding as of October 14, 2021.

Under the Definitive Agreement and in aggregate with Dakota Territory's other property holdings, Dakota Territory will own or have under lease a total property package of 34,657 mineral acres (38,918 acres total) in the immediate Homestake District.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 is hereby incorporated herein by reference. The 400,000 Shares were issued and sold in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. No commissions were paid in connection herewith.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Option Agreement for Purchase and Sale of Real Property dated October 14, 2021 between Homestake Mining Company of California, LAC Minerals (USA) LLC and Dakota Territory Resource Corp.
99.1	Press Release, dated October 14, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA TERRITORY RESOURCE CORP.
(Registrant)
Date: October 18, 2021
	By:	"Shawn Campbell"
Name: Shawn Campbell Title: Chief Financial Officer